Exhibit 10.47

SECURITY AGREEMENT

DATE AND PARTIES.  This Security Agreement (Agreement) is made effective as of September 23, 2009.  The parties and their addresses are:

SECURED PARTY:

Bruce A. Johnson
1220 Karth Lake Dr.
Arden Hills, MN 55112

DEBTOR:

PROUROCARE INC
a Minnesota Corporation
6440 Flying Cloud Dr., STE 101
Eden Prairie, MN  55344

The pronouns “you” and “your” refer to the Secured Party.  The pronouns “we,” “us” and “our” refer to each person or entity signing this Agreement as Debtor and agreeing to give the Property described in this Agreement as security for the Secured Debt.

1.     SECURED DEBT.  The term “Secured Debt” includes and this Agreement will secure each of the following:

A.  Specific Debts.  The following debts and all extensions, renewals, refinancings, modifications and replacements.  A guaranty provided by you for a promissory note dated as of the date hereof, from us to Central Bank, in the amount of $100,000.00.

2.     SECURITY INTEREST.  To secure the payment and performance of the Secured Debt, we give you a security interest in all of the Property that we own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property).  “Property” is all the collateral given as security for our existing Crown Bank loan and described in this Agreement, and includes all obligations that support the payment or performance of the Property.  “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

.  We represent that we own or have rights in all of the Property.  The Property has been pledged as collateral to secure loans at Crown Bank.  It has also been pledged as collateral on a loan with the Phillips W. Smith Family Trust (Smith Trust) and a loan with Jack B. Petersen (Petersen).  Your claim to the Property is equal to the claim of the Smith Trust and Petersen and other secured creditors who have a security interest in the Property similar to yours, and ahead of the claims of any other creditor, except for Crown Bank, its successors or assigns or any replacement senior secured lender (the “Senior Secured Lender”), or as otherwise disclosed in writing to you prior to any advance on the Secured Debt.

3.     PROPERTY DESCRIPTION.  The Property is described as follows:

A.  Inventory.  All inventory which we hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in our business.

B.  Accounts and Other Rights to Payment.  All rights we have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not we have earned such payment by performance.  This includes any rights and interests (including all liens and security interests) which we may have by law or agreement against any Account Debtor or obligor of ours.

C.  General Intangibles.  All general intangibles including, but not limited to, tax refunds, applications for patents, patents, licenses, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use our name.

D.  Equipment.  All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, and parts and tools.  All equipment described in a list or schedule which we give to you will also be included in the Property, but such a list is not necessary for a valid security interest in our equipment.

4.     WARRANTIES AND REPRESENTATIONS.  We make to you the following warranties and representations which will continue as long as this Agreement is in effect:

A.  Power.  We are duly organized, and validly existing and in good standing in all jurisdictions in which we operate, we have the power and authority to enter into this transaction and to carry on our business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which we operate.

B.  Authority.  The execution, delivery and performance of this Agreement and the obligation evidenced by this Agreement are within our powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which we are a party or to which we are or any of our property is subject.

C.  Name and Location.  Our name indicated in the DATE AND PARTIES section is our exact legal name.  We are an entity organized and registered under the laws of Minnesota.  We will provide verification of registration and location upon your request.  We will provide you with at least 30 days notice prior to any change in our name, address, or state of organization or registration.

D.  Ownership of Property.  We represent that we own all of the Property.  The Property has been pledged as collateral to secure loans at Crown Bank.  It has also been pledged as collateral on a loan with the Smith Trust and a loan with Petersen.  Your claim to the Property is equal to the claim of the Smith Trust and Petersen and other secured creditors who have a security interest in the Property similar to yours, and ahead of the claims of any other creditor, except for Crown Bank, its successors or assigns or any replacement senior secured lender (the “Senior Secured Lender”), or as otherwise disclosed in writing to you prior to any advance on the Secured Debt.  We represent that we are the original owner of the Property and, if we are not, that we have provided you with a list of prior owners of the Property.

5.     DUTIES TOWARD PROPERTY.

A.  Protection of Secured Party’s Interest.  We will defend the Property against any other claim other than the lien in favor of the Senior Secured Lender and other secured creditors who have a security interest in the Property similar to yours.  We agree to do whatever you reasonably require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors other than the lien in favor of The Senior Secured Lender and equal to the claim of other secured creditors who have a security interest in the Property similar to yours.  We will not do anything to harm your position.

We will keep books, records and accounts about the Property and our business in general.  We will let you examine these and make copies at any reasonable time.  We will prepare any reasonable report or accounting you request which deals with the Property.

B.  Use, Location, and Protection of the Property.  We will keep the Property in our possession and in good repair.  We will use it only for commercial purposes.  We will not cause or permit waste to the Property.

Until the Secured Debt is fully paid and this Agreement is terminated, we will not grant a security interest having priority over your security interest in any of the Property without your prior written consent other than the lien in favor of the Senior Secured Lender.  We will pay all taxes and assessments levied or assessed against us or the Property and provide timely proof of payment of these taxes and assessments upon request.

C.  Selling, Leasing or Encumbering the Property.  We will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and us and except for the lien in favor of the Senior Secured Lender and liens in favor of other secured creditors who have a security interest in the Property similar to yours.  If we are in default under this Note, we may not sell the Inventory portion of the Property even in the ordinary course of business.  Any disposition of the Property contrary to this Note will violate your rights.  Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee.  We will not permit the Property to be the subject of any court order affecting our rights to the Property in any action by anyone other than you.

6.     COLLECTION RIGHTS OF THE SECURED PARTY.  Account Debtor means the person who is obligated on an account, chattel paper, or general intangible.  We authorize you to notify our Account Debtors of your security interest and to deal with the Account Debtors’ obligations at your discretion.  You may enforce the obligations of an Account Debtor, exercising any of our rights with respect to the Account Debtors’ obligations to make payment or otherwise render performance to us, including the enforcement of any security interest that secures such obligations.  You may apply proceeds received from the Account Debtors to the Secured Debt or you may release such proceeds to us.

We specifically and irrevocably authorize you to exercise any of the following powers at our expense, without limitation, until the Secured Debt are paid in full:

A.  demand payment and enforce collection from any Account Debtor or Obligor by suit or otherwise,

B.  enforce any security interest, lien or encumbrance given to secure the payment or performance of any Account Debtor or any obligation constituting Property.

C.  file proofs of claim or similar documents in the event of bankruptcy, insolvency or death of any person obligated as an Account Debtor.

D.  compromise, release, extend, or exchange any indebtedness of an Account Debtor.

E.  take control of any proceeds of the Account Debtors obligations and any returned or repossessed goods.

F.  endorse all payments by any Account Debtor which may come into your possession as payable to us.

G.  deal in all respects as the holder and owner of the Account Debtors’ obligations.

7.     AUTHORITY TO PERFORM.  We authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property.  If we fail to perform any of our duties under this Agreement, you are authorized to perform the duties or cause them to be performed.

These authorizations include, but are not limited to, permission to:

A.  pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

B.  pay any rents or other charges under any lease affecting the Property.

C.  order and pay for the repair, maintenance and preservation of the Property.

D.  file any financing statements on our behalf and pay for filing and recording fees pertaining to the Property.

E.  place a note on any chattel paper indicating your interest in the Property.

F.  take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in our name.

G.  handle any suits or other proceedings involving the Property in our name.

H.  prepare, file, and sign our name to any necessary reports or accountings.

I.  make an entry on our books and records showing the existence of this Agreement

J.  notify any Account Debtor of your interest in the Property and tell the Account Debtor to make payments to you or someone else you name.

If you perform for us, you will use reasonable care.  If you exercise the care and follow the procedures that you generally apply to the collection of obligations owed to you, you will be deemed to be using reasonable care.  Reasonable care will not include:  any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by us or other parties.  Your authorization to perform for us will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Agreement.  All cash and non-cash proceeds of the Property may be applied by you only upon your actual receipt of cash proceeds against such of the Secured Debt, matured or unmatured, as you determine in your sole discretion.

If you come into actual or constructive possession of the Property, you will preserve and protect the Property.  For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control.  You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

8.     DEFAULT.  We will be in default if any of the following occur:

A.  Payments.  We fail to make a payment in full when due, and fail to make such payment within five (5) days’ of your giving us notice of such failure to make the payment.

B.  Default of Secured Debt.  We default under the terms of any other debt collateralized by the Property.

C.  Insolvency or Bankruptcy.  The death, dissolution or insolvency of appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against us.

D.  Business Termination.  We merge, dissolve, reorganize, end our business or existence.

E.  Failure to Perform.  We fail to perform any condition or to keep any promise or covenant of this Note and fail to cure this lack of performance within fifteen (15) days of your giving us notice thereof.

F.  Misrepresentation.  We make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

G.  Judgment.  We fail to satisfy or appeal any judgment against us.

H.  Forfeiture.  The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

I.  Name Change.  We change our name or assume an additional name without notifying you before making such a change.

9.     REMEDIES.  After we default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

A.  Acceleration.  You may make all or any part of the amount owing by the terms of the Secured Debt immediately due.

B.  Sources.  You may use any and all remedies you have under State or federal law or in any Loan Document.

C.  Assembly of Property.  You may require us to gather the Property and make it available to you in a reasonable fashion.

D.  Repossession.  You may repossess the Property so long as the repossession does not involve a breach of the peace.  You may sell, lease or otherwise dispose of the Property as provided by law.  You may apply what you receive from the disposition of the Property to your expenses, your attorneys fees and legal expenses (where not prohibited by law), and any debt we owe you.  If what you receive from the disposition of the Property does not satisfy the debt, we will be liable for the deficiency (where permitted by law).  In some cases, you may keep the Property to satisfy the debt.

Where a notice is required, we agree that ten days prior written notice sent by first class mail to our address listed in this Agreement will be reasonable notice to us under the Minnesota Uniform Commercial Code.  If the Property is perishable or threatens to decline speedily in value, you may, without notice to us, dispose of any or all of the Property in a commercially reasonable manner at our expense following any commercially reasonable preparation or processing.

If any items not otherwise subject to this Agreement are contained in the Property when you take possession, you may hold these items for us at our risk and you will not be liable for taking possession of them.

E.  Use and Operation.  You may enter upon our premises and take possession of all or any part of our property for the purpose of preserving the Property or its value, so long as you do not breach the peace.  You may use and operate our property for the length of time you feel is necessary to protect your interest, all without payment or compensation to us.

F.  Waiver.  By choosing any one or more of these remedies you do not give up your right to use any other remedy, you do not waive a default if you choose not to use a remedy.  By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

10.  WAIVER OF CLAIMS.  We waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

11.  PERFECTION OF SECURITY INTEREST AND COSTS.  We authorize you to file a financing statement covering the Property.  We will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.  We agree to pay all taxes, fees and costs you pay or incur in connection with preparing, filing or recording any financing statements or other security interest filings on the Property.  We agree to pay all actual costs of terminating your security interest.

12.  APPLICABLE LAW.  This Agreement is governed by the laws of Minnesota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.  In the event of a dispute, the exclusive forum, venue end place of jurisdiction will be in Minnesota, unless otherwise required by law,

13.  SUCCESSORS.  If you assign any of the Secured Debt, you may assign all or any part of this Agreement without notice to us or our consent, and this Agreement will inure to the benefit of your assignee to the extent of such assignment.  You will continue to have the unimpaired right to enforce this Agreement as to any of the Secured Debt that are not assigned.  This Agreement shall inure to the benefit of and be enforceable by you and your successors and assigns and any other person to whom you may grant an interest in the Secured Debt and shall be binding upon and enforceable against us and our successors and assigns.

14.  AMENDMENT, INTEGRATION AND SEVERABILITY.  This Agreement may not be amended or modified by oral agreement.  No amendment or modification of this Agreement is effective unless made in writing and executed by you and us.  This Agreement is the complete and final expression of the understanding between you and us.  If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

15.  INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

16.  NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing.  We will inform you in writing of any change in our name, address or other application information.  We will provide you any financial statement or information you request.  All financial statements and information we give you will be correct and complete.  We agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve our obligations under this Agreement and to confirm your lien status on any Property.  Time is of the essence.

SIGNATURES.  By signing, we agree to the terms contained in this Agreement.  We also acknowledge receipt of a copy of this Agreement.

DEBTOR:

PROUROCARE, INC.

By:	/s/ Richard C. Carlson		Date:	9/23/09
	Its:	CEO